Exhibit 99.1

Mallinckrodt plc Reports Fiscal 2015 Second Quarter Financial Results;
Raises Full Year 2015 Guidance

•	Second quarter net sales up 63.1% to $910 million

•	Second quarter adjusted gross profit up 120.4% to $615 million

•	Second quarter adjusted diluted earnings per share up 81.1% to $1.72

•	Raises guidance on full-year net sales and adjusted diluted earnings per share including the recent addition of Ikaria, Inc.

DUBLIN - May 5, 2015 - Mallinckrodt plc (NYSE: MNK), a leading global specialty biopharmaceutical company, today reported results for the second quarter of fiscal 2015, which ended March 27, 2015.
Net sales were $909.9 million compared with $557.8 million in the second quarter of fiscal 2014, an increase of 63.1%. The increase was primarily driven by the inclusion and performance of H.P. Acthar® Gel (repository corticotropin injection) and OFIRMEV® (acetaminophen) injection, acquired in August 2014 and March 2014, respectively, and higher net sales in Mallinckrodt’s Specialty Generics segment.
On a non-GAAP basis, Mallinckrodt’s adjusted net income(1) for the second quarter of fiscal 2015 was $201.0 million, compared with $56.4 million in the same quarter a year ago. Non-GAAP adjusted diluted earnings per share were $1.72, compared with $0.95 a year ago, primarily reflecting the addition of 2014 acquisitions in its Specialty Brands segment and improved performance in its Specialty Generics segment.
On a GAAP basis, net income for the second quarter of fiscal 2015 was $98.8 million, or $0.84 per diluted share, compared with $11.6 million, or $0.20 per diluted share, in the prior-year period. The increase in net income reflects increased net sales and profits in the Specialty Brands and Specialty Generics segments and an improved effective tax rate. These factors were partially offset by higher selling, general and administrative costs and interest expense resulting from the debt associated with the acquisitions of Acthar and OFIRMEV. The fiscal 2015 diluted share count also reflects the issuance of shares in connection with the acquisition of Acthar.
“Mallinckrodt reported another strong quarter, driven by meaningful top- and bottom-line growth in our Specialty Generics and Specialty Brands segments. The revenue contributed by specialty biopharmaceutical products continues to increase as an overall percentage of net sales, and now comprises over 75% of the total,” said Mark Trudeau, Chief Executive Officer and President of Mallinckrodt. “The recent acquisition of Ikaria further demonstrates our strategic transformation into a leading specialty biopharmaceutical company as we further diversify our portfolio and maintain momentum to provide durable, sustained growth.”
Gross profit was $488.5 million for the second quarter of fiscal 2015, compared with $262.6 million in the prior-year quarter, representing an increase of 86.0%. This significant growth was the result of the additions and performance of Acthar and OFIRMEV as well as continuing strength in the Specialty Generics segment as noted. Gross profit as a percentage of net sales was 53.7% for the quarter versus 47.1% in the same prior year period. This result was impacted by a $110.3 million increase in amortization and inventory fair value expenses, primarily related to the acquisition of Acthar.

Selling, general and administrative (SG&A) expenses for the second quarter of fiscal 2015 were $343.5 million, compared with $194.1 million in the prior-year quarter. The increase in SG&A expenses includes a $113.2 million increase attributable to the addition of Acthar and OFIRMEV marketing and sales organizations into Mallinckrodt’s portfolio. SG&A for the second quarter of fiscal 2015 also included charges of $38.0 million associated with the settlement of legacy Questcor-related litigation, $21.6 million of share-based compensation associated with the Questcor acquisition and a $13.3 million environmental remediation charge. SG&A expenses for the second quarter of fiscal 2014 included a $23.1 million environmental remediation charge. Adjusted SG&A as a percentage of net sales was 28.8% for fiscal 2015 and 27.3% for fiscal 2014.
Restructuring charges were $3.7 million for the quarter, compared with $21.7 million in the prior-year quarter.
Income tax benefit in the second quarter was $34.2 million, a rate of negative 80.9%, compared to a benefit of $20.3 million, which resulted in a positive rate of 236.0% in the prior year quarter. The increase in tax benefit of $13.9 million reflected an improved mix of income and expenses between relatively low tax and relatively high tax jurisdictions. The second quarter fiscal 2015 non-GAAP effective tax rate was 20.2%.
Cash on the balance sheet was $1.054 billion as of March 27, 2015, an increase for the quarter of $154.5 million attributable to strong cash flows from operations.
Six-Month Fiscal 2015 Results
In the first six months of fiscal 2015, net sales were $1.776 billion, compared with $1.098 billion in the first six months of the prior year, which represents a 61.8% increase. The increase was primarily driven by the inclusion and performance of Acthar and OFIRMEV, and higher net sales in Mallinckrodt’s Specialty Generics segment.
On a non-GAAP basis, adjusted net income was $414.8 million, compared with $107.6 million. Non-GAAP adjusted diluted earnings per share were $3.55, compared with $1.83 last year, an increase of 94.0%. The increases are primarily attributable to the accretive benefits of fiscal 2014 acquisitions.
On a GAAP basis, net income for the first six months of fiscal 2015 was $191.5 million, compared with $57.2 million for the same period in fiscal 2014. GAAP diluted earnings per share were $1.62 compared with $0.97 last year.

BUSINESS SEGMENT RESULTS
Specialty Brands Segment
Net sales for the second quarter of fiscal 2015 increased $279.2 million to $334.3 million, compared with $55.1 million for the prior-year quarter. As noted, the increase in net sales was primarily driven by the inclusion and performance of Acthar and OFIRMEV, which collectively generated net sales of $296.1 million compared with only $5.3 million in the prior year. These results were partially offset by a decline in net sales of EXALGO® (hydromorphone HCl) Extended-Release Tablets, CII, following the loss of exclusivity in May 2014.
Specialty Brands operating income for second quarter fiscal 2015 increased $123.5 million to $97.4 million, compared with a $26.1 million loss for the prior-year quarter. Segment operating margin was 29.1% compared with negative 47.4%.The increase in operating income and margin was primarily due to higher net sales from the fiscal 2014 acquisitions of Acthar and OFIRMEV. These higher net sales were partially offset by higher SG&A costs associated with these acquisitions.

Specialty Generics Segment
Net sales for the second quarter fiscal 2015 increased $93.6 million, or 34.8%, to $362.8 million, compared with $269.2 million for the prior-year quarter. The increase in net sales was primarily driven by a $46.9 million increase in net sales of hydrocodone-related products, the inclusion of $27.6 million in net sales associated with BioVectra and a $12.3 million increase in net sales of oxycodone-related products; which were partially offset by a decrease in net sales of Methylphenidate HCl Extended-Release Tablets, USP CII. The decrease in Methylphenidate ER net sales was primarily attributable to the U.S. Food and Drug Administration’s reclassification of these products from an AB rating to a BX rating in November 2014.
Specialty Generics operating income for the second quarter of 2015 increased $71.7 million to $203.7 million, compared with $132.0 million for the prior-year quarter. Segment operating margin was 56.1% compared with 49.0%. The increase in operating income and margin was primarily due to higher net sales of hydrocodone-related products.

Global Medical Imaging Segment
Net sales in the company's Global Medical Imaging segment were $202.6 million, versus $222.4 million in the prior-year quarter. For the second quarter of fiscal 2015, operating income for the segment was $25.2 million, compared with $10.3 million. Operating margin was 12.4%, compared with 4.6% in the prior-year period.

2015 MALLINCKRODT UPDATED FISCAL YEAR GUIDANCE (excluding foreign currency impact)

Guidance Category	October 2014	May 2015
Adjusted diluted earnings per share	$6.70 to $7.20	$7.10 to $7.50
Total company net sales	$3.65 billion to $3.75 billion	$3.75 to $3.85 billion
Non-GAAP effective tax rate	20% to 23%	18% to 20%

CONFERENCE CALL AND WEBCAST
Mallinckrodt will hold a conference call for investors on Tuesday, May 5, 2015, beginning at 8:30 a.m. U.S. Eastern Time. This call can be accessed in three ways:

•	At the Mallinckrodt website: http://www.mallinckrodt.com/investor_relations/.

•
By telephone: For both "listen-only" participants and those who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the United States is (877) 359-9508. For participants outside the United States, the dial-in number is (224) 357-2393. Callers will need to provide the Conference ID of 22730989.

•
Through an audio replay: A replay of the call will be available beginning at 11:30 a.m. U.S. Eastern Time on Tuesday, May 5, 2015, and ending at 11:59 p.m. U.S. Eastern Time on Tuesday, May 12, 2015. Dial-in numbers for U.S.-based participants are (855) 859-2056 or (800) 585-8367. Participants outside the United States should use the replay dial-in number (404) 537-3406. All callers will be required to provide the Conference ID of 22730989.

ABOUT MALLINCKRODT
Mallinckrodt is a global specialty biopharmaceutical and medical imaging business that develops, manufactures, markets and distributes specialty pharmaceutical products and medical imaging agents. Areas of focus include therapeutic drugs for autoimmune and rare diseases in specialty areas like neurology, rheumatology, nephrology and pulmonology; neonatal critical care respiratory therapies; and analgesics and central nervous system drugs for prescribing by office- and hospital-based physicians. The company's core strengths include the acquisition and management of highly regulated raw materials; deep regulatory expertise; and specialized chemistry, formulation and manufacturing capabilities. The company's Specialty Brands segment includes branded medicines and devices; its Specialty Generics segment includes specialty generic drugs, active pharmaceutical ingredients and external manufacturing; and the Global Medical Imaging segment includes contrast media and nuclear imaging agents. To learn more about Mallinckrodt, visit www.mallinckrodt.com.

(1)NON-GAAP FINANCIAL MEASURES
This press release contains financial measures, including adjusted net income, adjusted diluted earnings per share, adjusted gross profit, operational growth and non-GAAP effective tax rate, which are considered "non-GAAP" financial measures under applicable Securities and Exchange Commission rules and regulations.
Adjusted net income, adjusted gross profit and adjusted SG&A represent amounts, prepared in accordance with accounting principles generally accepted in the U.S. (GAAP), adjusted for certain items (on a pre-tax basis for adjusted gross profit and adjusted SG&A and on an after-tax basis for adjusted net income) that management believes are not reflective of the operational performance of the business. Adjustments to GAAP amounts include, as applicable to each measure, restructuring and related charges, net; amortization impairment charges; discontinued operations; acquisition-related expenses, significant legal and environmental charges and other items identified by the company. Adjusted diluted earnings per share represent adjusted net income divided by the number of diluted shares.
The non-GAAP effective tax rate is calculated as the income tax effects on continuing and discontinued operations plus the income tax impact included in our reconciliation of adjusted net income, divided by income from continuing and discontinued operations plus the pre-tax, non-income, tax-related adjustments included in our reconciliation of adjusted net income (excluding dilutive share impact). The income tax impact item included in our reconciliation of adjusted net income primarily represents the tax impact of adjustments between net income and adjusted net income as well as U.S. tax payments associated with internal installment sale transactions.
Operational growth measures the change in net sales between current- and prior-year periods using a constant currency, the exchange rate in effect during the applicable prior-year period. This measure is one of the performance metrics that determines management incentive compensation.
The company has provided these non-GAAP financial measures because they are used by management, along with financial measures in accordance with GAAP, to evaluate the company's operating performance. In addition, the company believes that they will be used by certain investors to measure Mallinckrodt's operating results. Management believes that presenting these non-GAAP measures provides useful information about the company's performance across reporting periods on a consistent basis by excluding items that the company does not believe are indicative of its core operating performance.
These non-GAAP measures should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The company's definition of these non-GAAP measures may differ from similarly titled measures used by others.
Because non-GAAP financial measures exclude the effect of items that will increase or decrease the company's reported results of operations, management strongly encourages investors to review the company's consolidated financial statements and publicly filed reports in their entirety. A reconciliation of certain of these historical non-GAAP financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.

Guidance on the company’s fiscal year 2015 diluted earnings per share and effective tax rate has been provided only on a non-GAAP basis. This is due to the inherent difficulty of forecasting the timing or amount of items that would be included in the most directly comparable forward-looking GAAP financial measures. Because a reconciliation is not available without unreasonable effort, it is not included in this release.

Cautionary Statements Related to Forward-Looking Statements
Statements in this document that are not strictly historical, including statements regarding future financial condition and operating results, economic, business, competitive and/or regulatory factors affecting Mallinckrodt’s business and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, may be "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties.

There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: general economic conditions and conditions affecting the industry in which Mallinckrodt operates; the commercial success of Mallinckrodt’s products; Mallinckrodt’s ability to realize anticipated growth, synergies and costs savings from its recently completed acquisitions; changes in laws and regulations; Mallinckrodt’s ability to identify, acquire or close future acquisitions; Mallinckrodt’s ability to successfully integrate acquisitions of operations, technology, products and businesses generally and to realize anticipated growth, synergies and cost savings; Mallinckrodt’s ability to successfully develop or commercialize new products; Mallinckrodt’s ability to protect intellectual property rights; Mallinckrodt’s ability to receive procurement and production quotas granted by the U.S. drug enforcement administration; customer concentration; Mallinckrodt’s reliance on certain individual products that are material to its financial performance; cost containment efforts of customers, purchasing groups, third-party payers and governmental organizations; the reimbursement practices of a small number of public or private insurers; limited clinical trial data for H.P. Acthar® gel; complex reporting and payment obligations under healthcare rebate programs; Mallinckrodt’s ability to achieve anticipated benefits of price increases; Mallinckrodt’s ability to achieve expected benefits from restructuring activities; complex manufacturing processes; competition; product liability losses and other litigation liability; ongoing governmental investigations; material health, safety and environmental liabilities; retention of key personnel; conducting business internationally; and the effectiveness of information technology infrastructure.

These and other factors are identified and described in more detail in the "Risk Factors" section of Mallinckrodt's Annual Report on Form 10-K for the fiscal year ended September 26, 2014. The forward-looking statements made herein speak only as of the date hereof and Mallinckrodt does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

CONTACTS
Investor Relations
Coleman N. Lannum, CFA
Senior Vice President, Investor Strategy and IRO
314-654-6649
cole.lannum@mallinckrodt.com

John Moten
Vice President, Investor Relations
314-654-6650
john.moten@mallinckrodt.com

Media
Rhonda Sciarra
Communications Manager
314-654-8618
rhonda.sciarra@mallinckrodt.com
Meredith Fischer
Senior Vice President, Communications and Public Affairs
314-654-3318
meredith.fischer@mallinckrodt.com

MALLINCKRODT PLC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in millions, except per share data)

	Three Months Ended
	March 27, 2015	Percent of Net sales	March 28, 2014	Percent of Net sales
Net sales	$909.9	100.0%	$557.8	100.0%
Cost of sales	421.4	46.3	295.2	52.9
Gross profit	488.5	53.7	262.6	47.1
Selling, general and administrative expenses	343.5	37.8	194.1	34.8
Research and development expenses	47.0	5.2	41.4	7.4
Restructuring charges, net	3.7	0.4	21.7	3.9
Separation costs	—	—	2.6	0.5
Gains on divestiture and license	(0.9)	(0.1)	(0.9)	(0.2)
Operating income	95.2	10.5	3.7	0.7
Interest expense	(57.4)	(6.3)	(12.4)	(2.2)
Interest income	0.4	—	0.5	0.1
Other income (expense), net	4.1	0.5	(0.4)	(0.1)
Income (loss) from continuing operations before income taxes	42.3	4.6	(8.6)	(1.5)
Income tax benefit	(34.2)	(3.8)	(20.3)	(3.6)
Income from continuing operations	76.5	8.4	11.7	2.1
Income (loss) from discontinued operations, net of income taxes	22.3	2.5	(0.1)	—
Net income	$98.8	10.9	$11.6	2.1

Basic earnings per share:
Income from continuing operations	$0.66		$0.20
Income (loss) from discontinued operations	0.19		—
Net income	0.85		0.20
Diluted earnings per share:
Income from continuing operations	$0.65		$0.20
Income (loss) from discontinued operations	0.19		—
Net income	0.84		0.20
Weighted-average number of shares outstanding:
Basic	115.6		58.2
Diluted	117.2		59.1

MALLINCKRODT PLC
NON-GAAP MEASURES
(unaudited, in millions except per share data)

	Three Months Ended
	March 27, 2015		March 28, 2014
	Net income	Diluted net income per share	Net income	Diluted net income per share
GAAP	$98.8	$0.84	$11.6	$0.20
Adjustments:
Intangible asset amortization	123.6	1.05	15.5	0.26
Restructuring and related charges, net (1)	3.8	0.03	21.7	0.37
Inventory step-up expense	4.4	0.04	1.1	0.02
Incremental equity conversion costs	21.6	0.18	—	—
Separation costs	—	—	2.6	0.04
(Income) loss from discontinued operations	(22.3)	(0.19)	0.1	—
Acquisition related expenses	7.1	0.06	18.5	0.31
Significant legal and environmental changes	51.3	0.44	23.1	0.39
Income taxes (2)	(85.5)	(0.73)	(37.8)	(0.64)
Dilutive share impact (3)	(1.8)	(0.01)	—	—
As adjusted	$201.0	$1.72	$56.4	$0.95

(1)	Includes pre-tax accelerated depreciation of $0.1 million for the three months ended March 27, 2015. There was immaterial pre-tax accelerated depreciation for the three months ended March 28, 2014.

(2)	Includes tax effect of above adjustments and U.S. tax payments associated with internal installment sale transaction.

(3)
For the three months ended March 27, 2015, the diluted net income per share on a GAAP basis is presented on a dilutive basis using the two-class method of calculating net income per share. This method required $0.9 million of net income be allocated to participating securities for the three months ended March 27, 2015. This adjustment reflects this allocation and a similar allocation of the above adjustments. Using the two-class method, the weighted-average number of shares were 117.2 million for the three months ended March 27, 2015. No such allocation was required during the three months ended March 28, 2014 as no participating securities were outstanding during this period.

MALLINCKRODT PLC
NON-GAAP MEASURES
(unaudited, in millions except per share data)

	Three Months Ended
	March 27, 2015		March 28, 2014
	Gross profit	Percent of Net sales	Gross profit	Percent of Net sales
GAAP	$488.5	53.7%	$262.6	47.1%
Adjustments:
Intangible asset amortization	122.5	13.5	15.5	2.8
Inventory step-up expense	4.4	0.5	1.1	0.2
As adjusted	$615.4	67.6%	$279.2	50.1%

	Three Months Ended
	March 27, 2015		March 28, 2014
	Selling, general and administrative expenses	Percent of Net sales	Selling, general and administrative expenses	Percent of Net sales
GAAP	$343.5	37.8%	$194.1	34.8%
Adjustments:
Intangible asset amortization	(1.1)	(0.1)	—	—
Incremental equity conversion costs	(21.6)	(2.4)	—	—
Acquisition related expenses	(7.1)	(0.8)	(18.5)	(3.3)
Significant legal and environmental charges	(51.3)	(5.6)	(23.1)	(4.1)
As adjusted	$262.4	28.8%	$152.5	27.3%

MALLINCKRODT PLC
SEGMENT NET SALES AND OPERATIONAL GROWTH
(unaudited, in millions)

	Three Months Ended
	March 27, 2015	March 28, 2014	Percent change	Currency impact	Operational growth
Specialty Brands	$334.3	$55.1	506.7%	(1.7)%	508.4%
Specialty Generics	362.8	269.2	34.8	(1.6)	36.4
Global Medical Imaging	202.6	222.4	(8.9)	(6.8)	(2.1)
	899.7	546.7	64.6	(3.8)	68.4
Other(1)	10.2	11.1	(8.1)	(11.2)	3.1
Net sales	$909.9	$557.8	63.1%	(3.9)%	67.0%

(1)	Represents net sales to our former parent.

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES
(unaudited, in millions)

	Three Months Ended
	March 27, 2015	March 28, 2014	Percent change
Specialty Brands
ACTHAR	$228.0	$—	—%
OFIRMEV	68.1	5.3	1,184.9
EXALGO	12.0	28.9	(58.5)
Other	26.2	20.9	25.4
Specialty Brands Total	$334.3	$55.1	506.7%

Specialty Generics
Oxycodone (API) and oxycodone-containing tablets	$48.6	$36.3	33.9%
Hydrocodone (API) and hydrocodone-containing tablets	66.6	19.7	238.1
Methylphenidate ER	34.0	43.3	(21.5)
Other controlled substances	145.4	134.0	8.5
Other	68.2	35.9	90.0
Specialty Generics Total	$362.8	$269.2	34.8%

Global Medical Imaging
Optiray	$57.5	$71.3	(19.4)%
Other	35.6	41.3	(13.8)
Contrast Media and Delivery Systems	93.1	112.6	(17.3)
Nuclear Imaging	109.5	109.8	(0.3)
Global Medical Imaging Total	$202.6	$222.4	(8.9)%

MALLINCKRODT PLC
SEGMENT OPERATING INCOME
(unaudited, in millions)

	Three Months Ended
	March 27, 2015	Percent of segment Net sales	March 28, 2014	Percent of segment Net sales
Specialty Brands	$97.4	29.1%	$(26.1)	(47.4)%
Specialty Generics	203.7	56.1%	132.0	49.0%
Global Medical Imaging	25.2	12.4%	10.3	4.6%
Segment operating income	326.3		116.2
Unallocated amounts:
Corporate and allocated expenses	(103.7)		(72.7)
Intangible asset amortization	(123.6)		(15.5)
Restructuring and related charges, net (1)	(3.8)		(21.7)
Separation costs	—		(2.6)
Total operating income	$95.2		$3.7

(1)	Includes pre-tax accelerated depreciation of $0.1 million for the three months ended March 27, 2015. There was immaterial pre-tax accelerated depreciation for the three months ended March 28, 2014.

MALLINCKRODT PLC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in millions, except per share data)

	Six Months Ended
	March 27, 2015	Percent of Net sales	March 28, 2014	Percent of Net sales
Net sales	$1,776.2	100.0%	$1,098.0	100.0%
Cost of sales	849.0	47.8	579.8	52.8
Gross profit	927.2	52.2	518.2	47.2
Selling, general and administrative expenses	606.0	34.1	340.3	31.0
Research and development expenses	89.4	5.0	80.4	7.3
Restructuring charges, net	10.9	0.6	29.7	2.7
Separation costs	—	—	4.8	0.4
Gains on divestiture and license	(1.7)	(0.1)	(13.8)	(1.3)
Operating income	222.6	12.5	76.8	7.0
Interest expense	(106.2)	(6.0)	(22.2)	(2.0)
Interest income	0.5	—	0.8	0.1
Other income (expense), net	8.2	0.5	(1.0)	(0.1)
Income from continuing operations before income taxes	125.1	7.0	54.4	5.0
Income tax benefit	(43.5)	(2.4)	(3.7)	(0.3)
Income from continuing operations	168.6	9.5	58.1	5.3
Income (loss) from discontinued operations, net of income taxes	22.9	1.3	(0.9)	(0.1)
Net income	$191.5	10.8	$57.2	5.2

Basic earnings per share:
Income from continuing operations	$1.45		$1.00
Income (loss) from discontinued operations	0.20		(0.02)
Net income	1.65		0.99
Diluted earnings per share:
Income from continuing operations	$1.43		$0.99
Income (loss) from discontinued operations	0.19		(0.02)
Net income	1.62		0.97
Weighted-average number of shares outstanding:
Basic	115.2		58.0
Diluted	116.8		58.7

MALLINCKRODT PLC
NON-GAAP MEASURES
(unaudited, in millions except per share data)

	Six Months Ended
	March 27, 2015		March 28, 2014
	Net income	Diluted net income per share	Net income	Diluted net income per share
GAAP	$191.5	$1.62	$57.2	$0.97
Adjustments:
Intangible asset amortization	249.1	2.13	24.3	0.41
Restructuring and related charges, net (1)	11.1	0.09	29.8	0.51
Inventory step-up expense	35.2	0.30	1.1	0.02
Acquisition related expenses	7.1	0.06	18.5	0.32
Incremental equity conversion costs	45.4	0.39	—	—
Separation costs	—	—	4.8	0.08
(Income) loss from discontinued operations	(22.9)	(0.20)	0.9	0.02
Gain on intellectual property license	—	—	(11.7)	(0.20)
Significant legal and environmental changes	51.3	0.44	23.1	0.39
Income taxes (2)	(148.9)	(1.27)	(40.4)	(0.69)
Dilutive share impact (3)	(4.1)	(0.02)	—	—
As adjusted	$414.8	$3.55	$107.6	$1.83

(1)	Includes pre-tax accelerated depreciation of $0.2 million for the six months ended March 27, 2015 and $0.1 million for the six months ended March 28, 2014.

(2)	Includes tax effect of above adjustments and U.S. tax payments associated with internal installment sale transaction.

(3)
For the six months ended March 27, 2015, the diluted net income per share on a GAAP basis is presented on a dilutive basis using the two-class method of calculating net income per share. This method required that $1.9 million of net income be allocated to participating securities for the six months ended March 27, 2015. This adjustment reflects this allocation and a similar allocation of the above adjustments. Using the two-class method, the weighted-average number of shares were 116.8 million for the six months ended March 27, 2015. No such allocation was required during the six months ended March 28, 2014 as no participating securities were outstanding during this period.

MALLINCKRODT PLC
NON-GAAP MEASURES
(unaudited, in millions except per share data)

	Six Months Ended
	March 27, 2015		March 28, 2014
	Gross profit	Percent of Net sales	Gross profit	Percent of Net sales
GAAP	$927.2	52.2%	$518.2	47.2%
Adjustments:
Intangible asset amortization	246.6	13.9	24.3	2.2
Inventory step-up expense	35.2	2.0	1.1	0.1
As adjusted	$1,209.0	68.1%	$543.6	49.5%

	Six Months Ended
	March 27, 2015		March 28, 2014
	Selling, general and administrative expenses	Percent of Net sales	Selling, general and administrative expenses	Percent of Net sales
GAAP	$606.0	34.1%	$340.3	31.0%
Adjustments:
Intangible asset amortization	(2.5)	(0.1)	—	—
Incremental equity conversion costs	(45.4)	(2.6)	—	—
Acquisition related expenses	(7.1)	(0.4)	(18.5)	(1.7)
Significant legal and environmental charges	(51.3)	(2.9)	(23.1)	(2.1)
As adjusted	$499.7	28.1%	$298.7	27.2%

MALLINCKRODT PLC
SEGMENT NET SALES AND OPERATIONAL GROWTH
(unaudited, in millions)

	Six Months Ended
	March 27, 2015	March 28, 2014	Percent change	Currency impact	Operational growth
Specialty Brands	$707.9	$114.7	517.2%	(0.9)%	518.1%
Specialty Generics	647.0	519.1	24.6	(1.3)	25.9
Global Medical Imaging	401.9	441.0	(8.9)	(5.3)	(3.6)
	1,756.8	1,074.8	63.5	(2.9)	66.4
Other(1)	19.4	23.2	(16.4)	(8.5)	(7.9)
Net sales	$1,776.2	$1,098.0	61.8%	(3.0)%	64.8%

(1)	Represents net sales to our former parent.

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES
(unaudited, in millions)

	Six Months Ended
	March 27, 2015	March 28, 2014	Percent change
Specialty Brands

ACTHAR	$494.4	$—	—%
OFIRMEV	139.5	5.3	2,532.1
EXALGO	24.1	65.1	(63.0)
Other	49.9	44.3	12.6
Specialty Brands Total	$707.9	$114.7	517.2%

Specialty Generics
Oxycodone (API) and oxycodone-containing tablets	$95.6	$47.9	99.6%
Hydrocodone (API) and hydrocodone-containing tablets	100.6	49.8	102.0
Methylphenidate ER	82.6	99.6	(17.1)
Other controlled substances	257.3	254.2	1.2
Other	110.9	67.6	64.1
Specialty Generics Total	$647.0	$519.1	24.6%

Global Medical Imaging
Optiray	$119.0	$143.4	(17.0)%
Other	71.5	80.8	(11.5)
Contrast Media and Delivery Systems	190.5	224.2	(15.0)
Nuclear Imaging	211.4	216.8	(2.5)
Global Medical Imaging Total	$401.9	$441.0	(8.9)%

MALLINCKRODT PLC
SEGMENT OPERATING INCOME
(unaudited, in millions)

	Six Months Ended
	March 27, 2015	Percent of segment Net sales	March 28, 2014	Percent of segment Net sales
Specialty Brands	$245.6	34.7%	$(34.3)	(29.9)%
Specialty Generics	344.2	53.2%	253.2	48.8%
Global Medical Imaging	42.5	10.6%	14.7	3.3%
Segment operating income	632.3		233.6
Unallocated amounts:
Corporate and allocated expenses	(149.5)		(97.9)
Intangible asset amortization	(249.1)		(24.3)
Restructuring and related charges, net (1)	(11.1)		(29.8)
Separation costs	—		(4.8)
Total operating income	$222.6		$76.8

(1)	Includes pre-tax accelerated depreciation of $0.2 million and $0.1 million for the six months ended March 27, 2015 and March 28, 2014, respectively.

MALLINCKRODT PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in millions)

	March 27, 2015	September 26, 2014
Assets
Current Assets:
Cash and cash equivalents	$1,053.5	$707.8
Accounts receivable, net	556.1	545.6
Inventories	348.7	396.6
Deferred income taxes	136.2	165.2
Prepaid expenses and other current assets	124.5	255.8
Total current assets	2,219.0	2,071.0
Property, plant and equipment, net	940.9	949.2
Goodwill	2,426.1	2,401.9
Intangible assets, net	6,858.7	7,112.2
Other assets	369.6	330.5
Total Assets	$12,814.3	$12,864.8

Liabilities and Shareholders' Equity
Current Liabilities:
Current maturities of long-term debt	$22.4	$21.2
Accounts payable	141.9	128.7
Accrued payroll and payroll-related costs	75.1	125.1
Accrued royalties	28.0	68.0
Accrued and other current liabilities	508.3	561.8
Total current liabilities	775.7	904.8
Long-term debt	3,966.3	3,951.5
Pension and postretirement benefits	116.6	119.1
Environmental liabilities	79.0	59.9
Deferred income taxes	2,297.0	2,398.6
Other income tax liabilities	109.7	122.6
Other liabilities	283.9	350.3
Total Liabilities	7,628.2	7,906.8
Shareholders' Equity:
Preferred shares	—	—
Ordinary shares	23.4	23.2
Ordinary shares held in treasury at cost	(29.8)	(17.5)
Additional paid-in capital	5,278.9	5,172.4
Retained earnings	(94.3)	(285.8)
Accumulated other comprehensive income	7.9	65.7
Total Shareholders' Equity	5,186.1	4,958.0
Total Liabilities and Shareholders' Equity	$12,814.3	$12,864.8

MALLINCKRODT PLC
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
(unaudited, in millions)

	Six Months Ended
	March 27, 2015	March 28, 2014
Cash Flows From Operating Activities:
Net income	$191.5	$57.2
(Income) loss from discontinued operations, net of income taxes	(22.9)	0.9
Income from continuing operations	168.6	58.1
Adjustments to reconcile net cash provided by operating activities:
Depreciation and amortization	301.2	76.7
Share-based compensation	65.9	9.4
Deferred income taxes	(124.2)	(12.3)
Non-cash restructuring charge	—	2.6
Other non-cash items	(36.7)	4.1
Changes in assets and liabilities, net of the effects of acquisitions:
Accounts receivable, net	(29.8)	79.6
Inventories	42.3	(39.0)
Accounts payable	19.1	(34.0)
Income taxes	82.3	0.3
Other	(123.2)	(4.3)
Net cash provided by operating activities	365.5	141.2
Cash Flows Used In Investing Activities:
Capital expenditures	(55.1)	(50.7)
Acquisitions and intangibles, net of cash acquired	—	(1,293.2)
Restricted cash	0.4	4.1
Other	1.7	8.0
Net cash used in investing activities	(53.0)	(1,331.8)
Cash Flows From Financing Activities:
Issuance of external debt	80.0	1,296.8
Repayment of external debt and capital leases	(63.5)	(30.8)
Debt issuance costs	(0.4)	(32.2)
Excess tax benefit from share-based compensation	20.2	4.0
Proceeds from exercise of share options	20.6	16.1
Repurchase of shares	(12.3)	(1.8)
Other	(4.0)	—
Net cash provided by financing activities	40.6	1,252.1
Effect of currency rate changes on cash	(7.4)	(2.1)
Net increase in cash and cash equivalents	345.7	59.4
Cash and cash equivalents at beginning of period	707.8	275.5
Cash and cash equivalents at end of period	$1,053.5	$334.9